SilbersteinUngar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

December 29, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lender to Lender Franchise, Inc.
Chesterfield, Michigan

To Whom It May Concern:

Silberstein Ungar, PLLC (“SU”) hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933 (the “S-1”), filed by Lender to Lender Franchise, Inc. of our report dated August 31, 2010, relating to the financial statements of Lender to Lender Franchise, Inc., as of and for the period ending July 31, 2010, and the reference to us under the caption “Experts”.

SU also consents to the use in the S-1 our report dated December 14, 2010 relating to the financial statements of Lender to Lender Franchise System, L.L.C. as of and for the years ended December 31, 2009 and 2008, and our report dated December 14, 2010 relating to the financial statements of Lender to Lender Financing, LLC as of and for the years ending December 31, 2009 and 2008.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan